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Shiv Kapoor
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702-835-6300
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Spectrum Pharmaceuticals Reports Third Quarter 2018 Pipeline Update and Financial Results

•	Poziotinib interim data from the MD Anderson Phase 2 study presented in Q3 demonstrated strong efficacy in metastatic, heavily pretreated EGFR and HER2 exon 20 mutations in NSCLC patients

•	Spectrum has submitted a request for Breakthrough Therapy Designation (BTD) for poziotinib and expects a response from the FDA by end of the year

•	Enrollment of the EGFR, previously treated cohort in the poziotinib ZENITH20 trial is expected to be completed by first quarter of 2019

•	ROLONTIS® (eflapegrastim) Biologics License Application (BLA) filing is expected by the end of the year

•	KHAPZORY™ (levoleucovorin) for injection received FDA approval and preparing for a first quarter 2019 launch

•	Q3 revenues were $25.3 million, including $24.6 million in product sales

HENDERSON, Nevada - November 8, 2018 - Spectrum Pharmaceuticals, Inc. (NasdaqGS: SPPI), a biotechnology company with fully integrated commercial and drug development operations with a primary focus in hematology and oncology, announced today financial results for the three-month period ended September 30, 2018.

“In Q3 at the World Conference on Lung Cancer, MD Anderson presented poziotinib interim data in a heavily pre-treated population with exon 20 mutations, which demonstrated strong anti-tumor activity against this difficult-to-treat mutation,” said Joe Turgeon, President and Chief Executive Officer of Spectrum Pharmaceuticals. “We also actively expanded the poziotinib clinical program on multiple fronts including the initiation of two first-line cohorts in our pivotal ZENITH20 trial and the opening of study sites in Europe. Closing out the year, we expect to receive a response on the poziotinib BTD request and file a BLA with the FDA for our novel G-CSF, ROLONTIS.”

Clinical Program Overview:

Poziotinib, an irreversible tyrosine kinase inhibitor targeting EGFR and HER2 mutations:

•
Updated interim data from the MD Anderson Phase 2 trial in heavily pre-treated, non-small cell lung cancer (NSCLC) patients with exon 20 mutations were presented at the World Conference on Lung Cancer in September.

◦	In evaluable patients with EGFR exon 20 mutations, the confirmed overall response rate (ORR) was 43% and disease control rate was 90%. Median progression free survival (PFS) was 5.5 months (ITT).

◦	In evaluable patients with HER2 exon 20 mutations, the confirmed overall response rate (ORR) was 42% and disease control rate was 83%. Median progression free survival (PFS) was 5.1 months (ITT).

11500 S. Eastern Ave., Ste. 240 • Henderson, Nevada 89052 • Tel: 702-835-6300 • Fax: 702-260-7405 • www.sppirx.com • NASDAQ: SPPI

◦
EGFR-related toxicities (including rash, diarrhea, and paronychia) were manageable and required dose reductions in 60% of patients. Discontinuation due to poor tolerance was rare (approximately 3% of patients).

•
Spectrum submitted a request for Breakthrough Therapy Designation for poziotinib in previously treated metastatic NSCLC with EGFR exon 20 mutations and expects a response from the FDA by the end of 2018.

•	Spectrum’s Phase 2 ZENITH20 trial studying poziotinib in NSCLC patients with EGFR or HER2 exon 20 insertion mutations is well underway and enrolling in four distinct cohorts.

◦	First-line cohorts in both EGFR and HER2 were initiated in the third quarter of 2018.

◦	Enrollment in the EGFR, previously treated cohort is expected to be completed by the first quarter of 2019.

ROLONTIS (eflapegrastim), a novel long-acting G-CSF:

•	Spectrum had a positive pre-BLA meeting with the FDA in the third quarter of 2018 and expects to file for a BLA in the fourth quarter of 2018.

•	Data from the RECOVER Phase 3 study will be presented in a poster session at the San Antonio Breast Cancer Symposium in early December 2018.

Financial Guidance
Spectrum is refining its full year 2018 revenue guidance and is now between $100-$110 million, revised from $95-$115 million. Additionally, Spectrum currently anticipates that its current cash and marketable securities will be sufficient to fund operations into 2020.

Three-Month Period Ended September 30, 2018 (All numbers are approximate)
GAAP Results
Total product sales were $24.6 million in the third quarter of 2018. Product sales in the third quarter included: FOLOTYN® (pralatrexate injection) net sales of $11.3 million, EVOMELA® (melphalan) for injection net sales of $6.9 million, BELEODAQ® (belinostat) for injection net sales of $3.2 million, ZEVALIN® (ibritumomab tiuxetan) net sales of $1.5 million, MARQIBO® (vinCRIStine sulfate LIPOSOME injection) net sales of $1.1 million, and FUSILEV® (levoleucovorin) net sales of $0.6 million.

Spectrum recorded net loss of $68.7 million, or $0.66 loss per basic and diluted share, in the three-month period ended September 30, 2018, compared to net loss of $18.3 million, or $0.22 loss per basic and diluted share, in the comparable period in 2017. Total research and development expenses were $21.1 million in the quarter, as compared to $13.8 million in the same period in 2017. Selling, general and administrative expenses were $19.8 million in the quarter, compared to $18.5 million in the same period in 2017.
Non-GAAP Results
Spectrum recorded non-GAAP net loss of $17.5 million, or $0.17 loss per basic and diluted share, in the three-month period ended September 30, 2018, compared to non-GAAP net loss of $9.2 million, or $0.11 loss per basic and diluted share, in the comparable period in 2017. Non-GAAP research and development expenses were $20.2 million, as compared to $13.2 million in the same period of 2017. Non-GAAP

11500 S. Eastern Ave., Ste. 240 • Henderson, Nevada 89052 • Tel: 702-835-6300 • Fax: 702-260-7405 • www.sppirx.com • NASDAQ: SPPI selling, general and administrative expenses were $16.6 million, as compared to $16.1 million in the same period in 2017.
Conference Call
Thursday, November 8, 2018 @ 4:30 p.m. Eastern/1:30 p.m. Pacific
Domestic:     (877) 837-3910,     Conference ID# 3075918
International:    (973) 796-5077,     Conference ID# 3075918
This conference call will also be webcast. Listeners may access the webcast, which will be available on the investor relations page of Spectrum Pharmaceuticals' website: www.sppirx.com on November 8, 2018 at 4:30 p.m. Eastern/1:30 p.m. Pacific.
About Spectrum Pharmaceuticals, Inc.
Spectrum Pharmaceuticals is a leading biopharmaceutical company focused on acquiring, developing, and commercializing drug products, with a primary focus in hematology and oncology. Spectrum currently markets six hematology/oncology drugs, and has an advanced stage pipeline that has the potential to transform the company. Spectrum's strong track record for in-licensing and acquiring differentiated drugs, and expertise in clinical development have generated a robust, diversified, and growing pipeline of product candidates in advanced-stage Phase 2 and Phase 3 studies. More information on Spectrum is available at www.sppirx.com.

Forward-looking statements
Certain statements in this press release may constitute “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, as amended to date. These forward-looking statements relate to a variety of matters, including, without limitation, statements that relate to Spectrum’s business and its future, including the role of poziotinib in treating NSCLC patients with EGFR and HER2 exon 20 mutations and the advancement in treatment of such patients, the treatment potential of poziotinib to consistently deliver high response and disease control rates for NSCLC patients with EGFR and HER2 exon 20 mutations, the likelihood and timing of obtaining BTD for poziotinib, the timing of the BLA for ROLONTIS® , Spectrum’s ability to expand the poziotinib clinical program to explore poziotinib in new areas, the timing of enrollment of the poziotinib EGFR, previously treated cohort in the ZENITH20 trial, the future potential of Spectrum’s existing drug pipeline, and any other statements that are not purely statements of historical fact. These forward-looking statements are based on management's current beliefs, expectations and assumptions and are subject to significant risks and uncertainties. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and Spectrum undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise. Although Spectrum believes that the expectations reflected in these forward-looking statements are reasonable, these statements involve many risks and uncertainties that may cause actual results to differ materially from what may be expressed or implied in these forward-looking statements, including, without limitation, the uncertainties inherent in new product development, including clinical trial results and additional analysis of existing clinical data, the possibility that Spectrum’s existing and new drug candidates, including poziotinib and ROLONTIS® , may not ultimately prove to be safe or effective, the possibility that Spectrum’s existing and new applications to the FDA and other regulatory agencies may not receive approval in a timely manner or at all, the possibility that Spectrum’s existing and new drug candidates, if approved, may not be more effective, safer or more cost efficient than competing drugs, and Spectrum’s dependence on third parties for clinical trials, manufacturing, distribution and quality control. For a further discussion of risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of Spectrum in general, see the risk disclosures

11500 S. Eastern Ave., Ste. 240 • Henderson, Nevada 89052 • Tel: 702-835-6300 • Fax: 702-260-7405 • www.sppirx.com • NASDAQ: SPPI in the Annual Report on Form 10-K of Spectrum for the year ended December 31, 2017, as amended, and in subsequent reports on Forms 10-Q and 8-K and other filings made with the SEC by Spectrum.

SPECTRUM PHARMACEUTICALS, INC. ®, FUSILEV®, FOLOTYN®, ZEVALIN®, MARQIBO®, BELEODAQ®, EVOMELA®, and ROLONTIS® are registered trademarks of Spectrum Pharmaceuticals, Inc. and its affiliates. QAPZOLA™, KHAPZORY™, REDEFINING CANCER CARE™ and the Spectrum Pharmaceuticals' logos are trademarks owned by Spectrum Pharmaceuticals, Inc. Any other trademarks are the property of their respective owners.
© 2018 Spectrum Pharmaceuticals, Inc. All Rights Reserved

11500 S. Eastern Ave., Ste. 240 • Henderson, Nevada 89052 • Tel: 702-835-6300 • Fax: 702-260-7405 • www.sppirx.com • NASDAQ: SPPI

SPECTRUM PHARMACEUTICALS, INC.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenues:
Product sales, net	$24,556	$31,234	$76,419	$88,235
License fees and service revenue	712	5,161	3,511	11,562
Total revenues	$25,268	$36,395	$79,930	$99,797
Operating costs and expenses:
Cost of sales (excluding amortization of intangible assets)	6,472	12,179	19,891	31,618
Cost of service revenue	—	—	—	4,221
Selling, general and administrative	19,837	18,527	67,393	55,052
Research and development	21,060	13,815	60,442	43,760
Amortization of intangible assets	6,923	6,928	20,804	20,718
Total operating costs and expenses	54,292	51,449	168,530	155,369
Loss from operations	(29,024)	(15,054)	(88,600)	(55,572)
Other (expense) income:
Interest expense, net	(12)	(2,014)	(484)	(6,196)
Change in fair value of contingent consideration related to acquisitions	1,200	(2,942)	717	(3,236)
Other (expense) income, net	(40,880)	251	17,583	901
Total other (expense) income	(39,692)	(4,705)	17,816	(8,531)
Loss before income taxes	(68,716)	(19,759)	(70,784)	(64,103)
(Provision) benefit for income taxes	(2)	1,466	(8)	1,412
Net loss	$(68,718)	$(18,293)	$(70,792)	$(62,691)
Net loss per share:
Basic	$(0.66)	$(0.22)	$(0.69)	$(0.78)
Diluted	$(0.66)	$(0.22)	$(0.69)	$(0.78)
Weighted average shares outstanding:
Basic	104,106,295	83,463,153	102,571,850	80,177,370
Diluted	104,106,295	83,463,153	102,571,850	80,177,370

11500 S. Eastern Ave., Ste. 240 • Henderson, Nevada 89052 • Tel: 702-835-6300 • Fax: 702-260-7405 • www.sppirx.com • NASDAQ: SPPI

SPECTRUM PHARMACEUTICALS, INC.
Condensed Consolidated Balance Sheets
(In thousands, expect per share and par value amounts)
(Unaudited)

	September 30, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$166,541	$227,323
Marketable securities	54,014	248
Accounts receivable, net of allowance for doubtful accounts of $71 and $71, respectively	29,485	32,260
Other receivables	5,131	2,133
Inventories	3,979	5,715
Prepaid expenses and other assets	8,300	10,067
Total current assets	267,450	277,746
Property and equipment, net of accumulated depreciation	437	589
Intangible assets, net of accumulated amortization	116,273	137,159
Goodwill	18,091	18,162
Other assets	10,376	53,783
Total assets	$412,627	$487,439
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and other accrued liabilities	$57,633	$58,117
Accrued payroll and benefits	7,744	9,261
Deferred revenue	—	3,872
FOLOTYN development liability	211	275
Convertible senior notes	35,357	38,224
Total current liabilities	100,945	109,749
FOLOTYN development liability, less current portion	11,905	12,111
Deferred revenue, less current portion	—	315
Acquisition-related contingent obligations	5,555	6,272
Deferred tax liabilities	1,447	1,438
Other long-term liabilities	5,997	6,215
Total liabilities	125,849	136,100
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.001 par value; 300,000,000 shares authorized; 106,060,681 and 100,742,735 shares issued and outstanding at September 30, 2018 and December 31, 2017, respectively	106	100
Additional paid-in capital	840,681	837,347
Accumulated other comprehensive (loss) income	(3,342)	15,999
Accumulated deficit	(550,667)	(502,107)
Total stockholders’ equity	286,778	351,339
Total liabilities and stockholders’ equity	$412,627	$487,439

11500 S. Eastern Ave., Ste. 240 • Henderson, Nevada 89052 • Tel: 702-835-6300 • Fax: 702-260-7405 • www.sppirx.com • NASDAQ: SPPI

Non-GAAP Financial Measures

In this press release, Spectrum reports certain historical results that have not been prepared in accordance with generally accepted accounting principles (GAAP), including non-GAAP product sales, net and license fees and service revenue, non-GAAP selling, general and administrative expenses, non-GAAP research and development expenses, non-GAAP net loss and non-GAAP net loss per share. Non-GAAP financial measures are reconciled to the most directly comparable GAAP financial measures in the tables of this press release and the accompanying footnotes. The non-GAAP financial measures contained herein are a supplement to the corresponding financial measures prepared in accordance with GAAP. The non-GAAP financial measures presented exclude the items summarized in the below table.

Management believes that adjustments for these items assist investors in making comparisons of period-to-period operating results and that these items are not indicative of the company's on-going core operating performance. Management uses non-GAAP net income (loss) in its evaluation of the company's core after-tax results of operations and trends between fiscal periods and believes that these measures are important components of its internal performance measurement process. Management believes that these non-GAAP financial measures are useful to investors in providing greater transparency to the information used by management in its operational decision-making. Management believes that the use of these non-GAAP financial measures also facilitates a comparison of the Company’s underlying operating performance with that of other companies in its industry, which use similar non-GAAP measures to supplement their GAAP results.

The non-GAAP financial measures presented herein have certain limitations in that they do not reflect all of the costs associated with the operations of the company's business as determined in accordance with GAAP. Therefore, investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. In addition, other companies, including other companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting their usefulness as a comparative tool. Investors and potential investors are encouraged to review the reconciliation of our non-GAAP financial measures contained within this news release with our GAAP financial results.

11500 S. Eastern Ave., Ste. 240 • Henderson, Nevada 89052 • Tel: 702-835-6300 • Fax: 702-260-7405 • www.sppirx.com • NASDAQ: SPPI

SPECTRUM PHARMACEUTICALS, INC.
Reconciliation of Non-GAAP Adjustments for Condensed Consolidated Statements of Operations
(In thousands, expect per share amounts)

		Three Months Ended September 30,		Nine Months Ended September 30,
		2018	2017	2018	2017
(1)	GAAP product sales, net & license fees and service revenue	$25,268	$36,395	$79,930	$99,797
	Non-GAAP adjustments to product sales, net & license fees and service revenue:	—	(5,000)	(2,001)	(5,000)
	Non-GAAP product sales, net & license fees and service revenue	$25,268	$31,395	$77,929	$94,797
(2)	GAAP selling, general and administrative expenses	$19,837	$18,527	$67,393	$55,052
	Non-GAAP adjustments to SG&A:
	Stock-based compensation	(3,151)	(2,398)	(10,673)	(8,524)
	Depreciation expense	(83)	(75)	(190)	(241)
	Non-GAAP selling, general and administrative expenses	$16,603	$16,054	$56,530	$46,287
(3)	GAAP research and development	$21,060	$13,815	$60,442	$43,760
	Non-GAAP adjustments to R&D:
	Stock-based compensation	(835)	(597)	(2,524)	(1,678)
	Depreciation expense	(2)	(2)	(7)	(6)
	Other R&D milestone payments	—	—	(500)	—
	Non-GAAP research and development	$20,223	$13,216	$57,411	$42,076
(4)	GAAP net loss	$(68,718)	$(18,293)	$(70,792)	$(62,691)
	Non-GAAP adjustments to net loss:
	Adjustments to product sales, net & license fees and service revenue, SG&A, and R&D as noted above	4,071	(1,928)	11,893	5,449
	Adjustment to cost of sales	—	1,000	—	1,000
	Amortization of intangible assets	6,923	6,928	20,804	20,718
	Adjustments to other (expense) income	40,226	4,557	(16,622)	7,656
	Adjustments to provision (benefit) for income taxes	2	(1,466)	8	(1,412)
	Non-GAAP net loss	$(17,496)	$(9,202)	$(54,709)	$(29,280)
(5)	GAAP net loss per share (basic and diluted)	$(0.66)	$(0.22)	$(0.69)	$(0.78)
	Non-GAAP net loss per share (basic and diluted)	$(0.17)	$(0.11)	$(0.53)	$(0.37)
	Weighted average shares outstanding:
	Basic	104,106,295	83,463,153	102,571,850	80,177,370
	Diluted	104,106,295	83,463,153	102,571,850	80,177,370

(1) Non-GAAP product sales, net and license fees and service revenue: These amounts reflect adjustments to reverse revenue recognition for upfront revenue from out-licenses and revenue from milestone achievement(s) that do not consistently recur. The resulting non-GAAP revenue solely consists of our (i) product sales, (ii) percentage-based royalties from our licensees’ sales, and (iii) on-going service revenue. We believe this measure of non-GAAP revenue is more indicative of the period-over-period success of our core ongoing product sales and service revenue.

(2) Non-GAAP selling, general and administrative expenses: These amounts reflect adjustments to reverse allocated operating expenses for certain non-cash items (including stock-based compensation and depreciation). We believe the resulting non-GAAP SG&A value is more indicative of the period-over-period success of our administrative expense control, and more reflective of our normalized SG&A expense trends.

(3) Non-GAAP research and development expenses: These amounts reflect adjustments to reverse allocated operating expenses for certain non-cash items (including stock-based compensation and depreciation), as well as non-recurring R&D milestone achievements that we record to expense for our in-licenses. We believe the resulting non-GAAP R&D value is more reflective of our true R&D expense trends.

11500 S. Eastern Ave., Ste. 240 • Henderson, Nevada 89052 • Tel: 702-835-6300 • Fax: 702-260-7405 • www.sppirx.com • NASDAQ: SPPI

(4) Non-GAAP net loss: These amounts reflect all non-GAAP adjustments described in (1) through (3) above, plus other non-cash and/or non-recurring items, including: (i) adjustments to reverse royalty expense on receipts from regulatory and sales milestone achievements; (ii) adjustments to reverse operating expenses for non-cash amortization and impairment of intangible assets (the reversal of these non-cash expenses allows for a clearer representation of the period-over-period success of our overall financial results and future working capital requirements); (iii) adjustments to reverse the impact of income taxes; (iv) adjustments to reverse the impact of mark-to-market contingent consideration (although our contingent consideration results from prior acquisitions and is a part of our business strategy, these adjustments through earnings typically result from variables other than our current commercial activity or other operating performance measures that are a focus of our management); (v) reversal of foreign exchange gains and losses (non-cash); (vi) reversal of debt discount accretion expense (non-cash) for our convertible notes; and (vii) reversal of the mark-to-market adjustment on our equity securities.

(5) Non-GAAP net loss per share: These amounts reflect all non-GAAP adjustments in (1) through (4) above to present our overall non-GAAP financial results for each period on a per-share basis.

11500 S. Eastern Ave., Ste. 240 • Henderson, Nevada 89052 • Tel: 702-835-6300 • Fax: 702-260-7405 • www.sppirx.com • NASDAQ: SPPI